                                                                       (m)(5)(i)

                               AMENDED SCHEDULE 1

                               with respect to the

                            SHAREHOLDER SERVICES PLAN

                                       for

                              ING SERIES FUND, INC.

                                 CLASS O SHARES

Series                                                    Maximum Service Fees
------------------------------------------   ---------------------------------------------
                                             (as a percentage of average daily net assets)
ING Balanced Fund                                                0.25%

ING Global Science and Technology Fund                           0.25%

ING Growth Fund                                                  0.25%

ING Growth and Income Fund                                       0.25%

ING Index Plus LargeCap Fund                                     0.25%

ING Index Plus MidCap Fund                                       0.25%

ING Index Plus SmallCap Fund                                     0.25%

ING International Equity Fund                                    0.25%

ING Money Market Fund                                            0.25%

ING Small Company Fund                                           0.25%

ING Strategic Allocation Conservative Fund                       0.25%

ING Strategic Allocation Growth Fund                             0.25%

ING Strategic Allocation Moderate Fund                           0.25%